                                                                   EXHIBIT 10.51




                               BUSINESS AGREEMENT

                                    PREAMBLE

        This Business Agreement ("Agreement"), effective April 30, 1998 ("Effective Date") is made by and between Maxtor Corporation, a Delaware corporation, having principal places of business at 510 Cottonwood Drive, Milpitas, California 95035 and 2190 Miller Drive, Longmont, Colorado 80501 ("Maxtor"), and Texas Instruments Incorporated, a Delaware corporation, and its wholly owned subsidiaries having its principal place of business at 8505 Forest Lane, Dallas Texas 75243 ("TI").

                                    RECITALS

        WHEREAS, TI is in the business of designing, manufacturing and selling integrated circuits ("Product") for hard disk drives and wishes to sell such Product to manufacturers of disk drives such as Maxtor, (line items on Exhibit
A);

        WHEREAS, "Maxtor" shall include Maxtor Peripherals (S) Pte Ltd, having a place of business at No 2 Ang Mo Kio Street 63, Ang Mo Kio Industrial Park 3, Singapore 569111;

        WHEREAS, Maxtor wishes to secure a supply of Product and to purchase quantities of such Product from TI meeting the specifications set forth on Exhibit A and for use in Maxtor's application ("Application");

        WHEREAS, TI shall manufacture and deliver to Maxtor, its agents, and/or its subsidiaries, Product as set forth in this Agreement, including its Terms and Conditions;

        WHEREAS, the parties recognize that the disk drive market is very demanding of quality, timeliness, and price, and that the essence of the relationship between Maxtor and TI is flexibility; timely delivery of necessary quantities of qualified, high-yield Products; and low costs;

        WHEREAS, if problems should be encountered with respect to any aspect of this Agreement or if the parties should encounter any problems not covered by this Agreement, Maxtor and TI shall discuss them in a cooperative and sincere spirit and attempt to arrive at a mutually acceptable solution; and

        WHEREAS, this Agreement commences on the Effective Date and terminates on December 31, 2002, ("Termination Date") unless terminated earlier;

        NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, AND IN CONSIDERATION OF THE ABOVE PREMISES AND THE MUTUAL PROMISES CONTAINED IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:


[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                              TERMS AND CONDITIONS

                              ARTICLE I - PRODUCTS

1.1  Product.

            1.1.1 Purchase and Supply. Maxtor wishes to secure a supply of Product and to purchase quantities of such Product from TI meeting the respective specifications set forth on Exhibit A hereto which, when agreed upon in writing by the parties shall be integrated to this Agreement, and for use in Maxtor's Application. TI wishes to supply such Product to Maxtor on such conditions and on the terms and conditions of this Agreement. Therefore, subject to the terms and conditions of this Agreement, Maxtor will purchase and TI will supply Product for the term of this Agreement. Maxtor's obligation to purchase Product from TI is contingent upon TI's Product meeting agreed upon time to market requirements, Product specifications and functional requirements, price requirements, and the other terms and conditions of this Agreement. Nothing in this Agreement shall be construed as an obligation for Maxtor to purchase any Products, except as expressly provided in any Order (as defined below) issued by Maxtor.

            1.1.2 Specification. As of the Effective Date, Exhibit A may not be attached. The parties will from time to time agree in writing upon specifications for the Product or amendments to agreed-upon specifications and such agreed-upon specifications or amendments shall become part of Exhibit A and shall be incorporated into this Agreement when each such written agreement is made.

            1.1.3 Packing. Unless otherwise specified in this Agreement or an Order, all Products are to be packed and identified in accordance with sound commercial practices to:

                (i)     obtain reasonable transportation rates;

                (ii)    comply with requirements of common carriers; and

                (iii) ensure arrival at the intended destination without damage.

Packages shall be construed for handling with a mechanical device. A complete packing list specifying Maxtor's applicable purchase order number, quantity of Products shipped, and part number shall be enclosed with all shipments under this Agreement. TI shall mark each container with necessary shipping information, including the applicable purchase order number, date of shipment, and name and address of TI and Maxtor.

            1.1.4 Freedom of Action. Nothing in this Agreement shall prevent either party from engaging in similar business with other persons, including, without limit, competitors of the other party, provided that the confidentiality terms of this Agreement are not breached.

            1.1.5 Sole Source. TI will use due care to provide an uninterrupted supply of Product.

        1.2 Warranty. Each of TI's warranties made hereunder is materially relied upon by Maxtor in entering into this Agreement or any Order.

            1.2.1 Authority Warranty. Each party represents and warrants that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations under this Agreement has been taken. Further, each party represents and warrants that neither the execution of this Agreement nor any performance of this Agreement shall conflict with or be prohibited by any interest, agreement, obligation, contract, order, law, regulation, or duty, oral or written, to which it is a party by which it is bound.

            1.2.2 Product Warranty. TI warrants the Product, within three (3) years after shipment, to:

                (i) have a clear title, free of all security interests, encumbrances, or liens;

                (ii)    be new

                (iii)   be free from defects in workmanship and materials;

                (iv) conform to applicable agreed upon specifications, drawings, or other descriptions given, including those set forth in this Agreement;

The above is the Product Warranty ("Product Warranty"). A unit of Product which meets all of the standards of the Product Warranty shall be a Conforming Product ("Conforming Product"). Replaced Product shall be subject to the provisions of this warranty to the same extent as the original Product except that the warranty period shall run from the last delivery date of the Replaced Product.

            1.2.3 Price Warranty. [*]

            1.2.4 Scope of Warranty. The above warranties shall run to Maxtor.

                (i) Warranty Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH ABOVE, TI GRANTS NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, FOR THE PRODUCT, AND DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        1.3 Remedies. If TI breaches its warranties as contained herein, TI's sole, maximum liability shall be (by mutual agreement of the parties) to repair, replace, or credit Maxtor's account for any goods which are returned by Maxtor during the warranty period set forth above, provided that (a) TI is promptly notified in writing upon discovery by Maxtor that the Products failed to conform to this contract with a reasonably detailed explanation of any alleged

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION deficiencies, (b) the Products are returned to TI, F.O.B. Maxtor, and (c) TI's examination of the goods shall disclose that such alleged deficiencies actually exist and were not caused by accident, misuse, neglect, alteration, improper installation, unauthorized repair or improper testing. If the Products were improperly sent to TI, Maxtor shall reimburse TI for the transportation charges paid by TI for the Products. If TI elects to repair or replace the goods, TI shall have a reasonable time to make the repairs or replacement. Such repair, replacement or credit shall constitute fulfillment of all liability of TI to Maxtor whether based in contract, tort, indemnity, statutory provision or otherwise.

        1.4     Prices.

[*]

                             ARTICLE II - PROCEDURES

        2.1     Qualification.

            2.1.1 Qualification. The respective obligations of the parties pursuant to this Agreement shall be subject to the successful qualification of TI's Product and its manufacturing process in Maxtor's Application, as Maxtor deems necessary. Maxtor and TI shall cooperate to set up the necessary processes and procedures to accomplish and facilitate such qualification. TI's Product must complete qualification by Maxtor in order to be tendered under this Agreement, and must consistently perform according to the applicable agreed upon specification. Maxtor will use its reasonable commercial efforts to qualify and utilize TI's Product in new or additional Applications.

            2.1.2 Changes. TI shall make reasonable efforts to provide Maxtor ninety (90) days notice in writing of any changes in Product design, material, production process, or plant

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION location which affect the form, fit or function of the product in order to allow it to requalify the Product, before any Product is manufactured by the new design, material, process or in the new location and sold to Maxtor.

        2.2 Tooling. Unless otherwise specified in this Agreement, all tooling and/or all other articles required for TI's performance under this Agreement shall be furnished by TI, maintained in good condition and replaced when necessary at TI's expense. If Maxtor agrees to pay TI for special tooling or other items either separately or as a stated part of the unit price of Products, title to same shall be and remain in Maxtor upon payment, and the tooling shall be treated as property of Maxtor, furnished by Maxtor to TI.

        2.3 Forecasts. Maxtor shall forecast its requirements for Products to TI, as provided below, on a non-binding basis, and TI shall use its reasonable commercial efforts to maintain the ability to supply Maxtor's requirements from TI. Notwithstanding the above, nothing in this Agreement shall be construed as an obligation for Maxtor to purchase any Products, or for TI to supply any Products, except as expressly provided in any Order issued by Maxtor and accepted by TI.

            2.3.1 Forecasts. During the term of this Agreement, Maxtor shall provide TI, on a monthly basis, with a nine (9) month rolling forecast setting forth its estimated requirements and shall provide Orders based on its requirements for the first three (3) months of the forecast. Product lead-times will [be] as set forth in Exhibit A or as later mutually agreed by the parties. Maxtor's forecast is provided solely for TI's convenience and for its planning purposes; no forecast shall be construed as an authorization by Maxtor to order any materials for, or to allocate any labor or equipment for the manufacture of the Product nor impose on TI any obligation to supply Product. Maxtor will not be responsible for any of TI's cost or expense for materials, Product, labor, or other commitments or expenses, other than as authorized in Orders.

        2.4     Orders.

            2.4.1 Orders. All purchases and sales shall be initiated by Maxtor's issuance of written purchase orders sent via airmail, facsimile or courier ("Order"). Such Orders shall reference this Agreement and state the unit quantities, unit descriptions, price, requested delivery dates and shipment instructions. The receipt by TI of an Order shall be indicated by written acknowledgment within five (5) work days. TI shall accept all Orders which conform to the requirements of this Agreement and which, cumulatively, do not for any quarter exceed Maxtor's most recent forecast by more than thirty percent (30%). Acceptance of Orders in excess of such limit shall be subject to negotiation and agreement by the parties. Nothing in this Agreement shall be construed as an obligation for Maxtor to purchase any Products, except as expressly provided in any Order issued by Maxtor. No modification of this Agreement will be effective unless made in writing signed by both parties, which expressly intends to modify this Agreement. The preprinted terms and conditions of purchase orders, acceptances, confirmations and similar business documents shall have no effect as amendments of, objections to, or modifications of this Agreement.

            2.4.2 End of Life. In the event that TI determines that a Product is at end of life, TI shall give Maxtor at least twelve (12) months advanced notice of such projected end of life. Such notice shall include the planned last purchase order date and the planned last shipment date for the end of life Product. Within a reasonable time following such notice, the parties will negotiate in good faith purchase of life-time buy quantities (including price and delivery) and/or other alternatives to satisfy Maxtor's reasonable need for the discontinued product.

            2.4.3 End of Term. In the event of the expiration or termination of this Agreement, any Orders placed and accepted before such expiration or termination shall be completed according to the terms of this Agreement.

        2.5 Inspection. Maxtor and TI shall cooperate to inspect Products, and nothing in this section shall limit Maxtor's other rights and remedies.

            2.5.1 Inspection by Maxtor. Maxtor may test each lot or Order of Product to ensure that the Products meet the agreed upon specifications and acceptance criteria, and TI shall not ship any Products that do not Conform. All Product (including raw materials, components, subassemblies, and end products) may be inspected and tested by Maxtor or Maxtor's agent at all reasonable times and places before, during and after manufacture or shipment. In no event shall Maxtor be liable for any reduction in value of samples used in connection with any inspection or test. If any inspection or test is to be made on TI's premises, Maxtor shall provide at least ten (10) work days notice thereof and TI shall, without additional charge, provide reasonable facilities and assistance during normal business hours for the safety and convenience of inspectors in such manner as not unduly to delay the work. In the event of a TI device epidemic failure (as defined below), Maxtor has the right to inspect TI's facilities where the product is manufactured with two working days notice. Inspection of Products at TI's facility shall be without prejudice to Maxtor's right to inspect and reject such Products upon delivery to Maxtor's facility. Where applicable, Maxtor may, at its option, inspect all products or inspect a statistical sample selected from each lot, and Product, lots or Orders may be inspected more than once.

            2.5.2 Inspection by TI. TI will ensure that all Product are tested in accordance with the agreed upon specifications and requirements, as may be amended from time to time. TI will provide only those Product conforming to the agreed upon specifications and requirements, unless TI has obtained prior written approval from Maxtor for any deviation from such specifications. TI further agrees to maintain adequate authenticated inspection test documents that relate to work performed under this Agreement. Such records shall be retained by TI for a period of three (3) years after completion of this Agreement and made available to Maxtor upon request. TI agrees to supply Maxtor with inspection and test reports, affidavits, certifications, or any other documents as may be reasonably requested, subject to appropriate confidentiality restrictions.

            2.5.3 In Case of Failure of Inspection. If the above inspection or testing detects Products which do not Conform to the agreed upon specifications or the requirements of this Agreement, Maxtor and TI will closely cooperate to identify and find a way to correct the causes of the problem(s). Maxtor may refuse to accept Product which do not conform. Maxtor may reject entire lots or Orders if lot acceptance criteria established in the specifications are not fulfilled; provided that any canceled portion of an Order shall nevertheless by counted as purchased for purposes of determining Maxtor's right to any quantity discounts. The rejected Product may, at Maxtor's discretion, be returned to TI at TI's expense in accordance with Section 1.3, Remedies. Maxtor may immediately stop future shipments of Product until the cause(s) for non-conformity, as mutually determined by parties, has been corrected. Maxtor will use its reasonable commercial efforts to assist TI in identifying the cause(s) for rejection.

        2.6     Shipping.

            2.6.1 Shipping. TI shall use the freight carrier designated by Maxtor in its order.

            2.6.2 Timeliness. TI shall use its reasonable efforts to meet a 100% on time delivery commitment. If TI's performance falls below 100% on-time deliveries, then TI shall implement a corrective action plan acceptable to Maxtor which brings the deliveries back to 100% on-time. If TI is unable to deliver any Product on schedule, TI shall promptly notify Maxtor giving a new delivery date, and Maxtor may:

                (i)     accept the new delivery date; or

                (ii)    reschedule the delivery by means of a Change Order, or

                (iii) cancel the delayed portion of the Order if TI fails to meet the originally promised delivery date plus 10 days; provided that any cancelled portion of an Order shall nevertheless by counted as purchased for purposes of determining Maxtor's right to any quantity discounts.

           At Maxtor's request, TI will provide Maxtor with daily notification of shipping delays. Such notification will include action plans for recovery or expediting of the affected Product. TI shall provide Maxtor notice of the departure of any shipment of Product from TI's site.

        2.8 Acceptance. If, after [*] from the date of receipt by Maxtor, Maxtor has not rejected the Product, it will be deemed to have been accepted by Maxtor. Maxtor also may accept the Product by written notice. The act of inspection or payment by Maxtor for the Product will not be construed as Maxtor's acceptance of any Product. Acceptance of any Product shall not affect the Product warranty or any related remedy.

        2.9 Returns. Returns of product to TI under warranty shall be in accordance with Section 1.3, Remedies. If TI requests, Maxtor will apply TI's Return Materials Authorization (RMA) or similar number to the returned Products and/or related documentation, provided, however, that TI must supply such RMA number to Maxtor on a timely basis.

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

        2.10 Epidemics. The procedures and remedies for epidemics are in addition to all other of Maxtor's rights and remedies available under this Agreement.

            2.10.1 Epidemic Defined. An epidemic failure shall occur when a) one half of one percent (.5%) or the threshold amount stated in the Specification, whichever is less, of the Product shall be non-conforming over a period of thirty (30) days or more or b) one percent (1%) of Maxtor's application delivered to one or more customers shall fail due to a failure of the TI device within six (6) months of delivery.

            2.10.2 Effect of Epidemic. In the event that the Products supplied by TI to Maxtor should develop any epidemic failure, the parties will meet in order to work out technical methods to remedy the problem. In such event, shipment of undelivered Products related to the Order or Orders will be postponed, at Maxtor's written request, until the cause of the epidemic has been corrected. In case upon the expiration of 30 (thirty) days from the date of Maxtor's notice regarding the epidemic, TI has not yet remedied the same, then Maxtor shall be entitled to cancel pending Orders without any liability for such cancellation and without prejudice to Maxtor's rights for damages or any other remedy as may specifically be provided for in this agreement; provided that any cancelled portion of an Order shall nevertheless be counted as purchased for purposes of determining Maxtor's right to any quantity discounts. In the event that a remedy has been found, all Product units subsequently delivered to Maxtor shall incorporate the modification remedying the defect. Product units previously delivered to Maxtor will be remedied in accordance with Section 1.3, Remedies.

        2.11 Invoicing. TI will issue the invoices for the Products and will date them with a date equal or subsequent to shipment date. Invoices shall reference purchase order number, item number and description of Products, unit price of Products, and total amounts due.

        2.12    Payment.

            2.12.1 Terms. Invoices shall be due and payable within [*] after the date of invoice. In cases where an invoice is not issued, payment shall be due within [*] after the delivery of the Product. Maxtor's payment advice shall reference TI's invoice number(s) and date(s).

            2.12.2 Currency. Unless expressly provided to the contrary, all amounts stated in this Agreement and all sums payable under this Agreement shall be denominated in United States Dollars and all payments made under this Agreement shall be made by wire transfer, cashier's check, or other ready funds (as mutually agreed) in United States Dollars to payee's account at payee's designated United States bank.

            2.12.3 Disputes. Maxtor shall have [*] after the invoice date to contest in good faith the amounts and items charged.

            2.12.4 Bills. TI's bills shall list all open invoices, invoice dates, and amounts unpaid; payments received, and credits issued.

[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

            2.12.5 Payment Applications. Payments shall be applied to open invoices according to Maxtor's payment advice, but, in the event the payment advice does not specify invoices, then payments shall be applied to oldest items first.

        2.13 Order Changes. No Order shall be deemed or construed to be modified, amended, rescinded, canceled, or waived in whole or in part, except by a written Change Order signed by a Maxtor authorized representative.

            2.13.1 Reschedules. Maxtor may reschedule delivery of products ordered upon thirty (30) days' written notice for standard Products and ninety
(90) days' written notice for custom Products.

            2.13.2 Cancellation. Maxtor may cancel Order(s) for any reason by notifying TI in writing upon thirty (30) days prior to the scheduled shipment date for standard Products and ninety (90) days prior to the scheduled shipment date for custom Products. TI will cease work on the affected Order in accordance with such notice. Maxtor will:

                (i) purchase and pay for any units of Product that have been completed as of the effective date of the cancellation;

                (ii) will pay TI the actual overhead, labor and materials costs incurred by TI in connection with the Production of any Products that are partially completed as of the effective date of cancellation up to the total purchase price under the canceled order(s);

                (iii) pay the costs of components and other materials procured by TI specifically on account of the canceled order(s), and receive title to such items;

                (iv) pay any cancellation or restocking charges imposed by vendors on account of any canceled orders pursuant to clauses (iii) and (iv) above.

TI will use its reasonable efforts to return components and other materials to its vendors and/or use them in other activities at TI. TI will in any event use its reasonable efforts to mitigate the cancellation charges under this Agreement.

        2.14 Engineering Changes. TI shall not make any changes in the form, fit, or function of the Product or any process by which they are produced except as set forth in this section.

            2.14.1 Definition. Engineering change(s) are those mechanical, electrical, firmware, piece part, or software design or specification changes, made to the Products, or, which, if made, could materially affect the qualification, schedule, performance, reliability, availability, serviceability, appearance, dimensions, tolerances, safety or costs, such determination to be made by mutual agreement of the parties.

            2.14.2 TI Changes. TI will notify Maxtor of any engineering changes proposed to be made by TI to Products or any process by which they are produced as outlined in the Maxtor Specification for General Semiconductor.

            2.14.3 Maxtor Change(s). Maxtor may request, in writing and in a manner similar to TI's request, that TI incorporate any non-critical engineering change into the Products, and TI will provide to Maxtor its written response as to its willingness to make such change within five (5) working days after receipt of Maxtor's request. For critical engineering changes, as determined by Maxtor, TI will respond within two (2) working days of Maxtor's written request. TI's response will state the estimated production price change and non-recurring expenses, if any, expected to be created by the engineering change, and the effect on the schedule, performance, reliability, availability, safety, serviceability, appearance, dimensions, tolerances, composition of bills of material, and of the Products. The parties will agree to any additional costs to be paid by Maxtor prior to the change being made. TI will not unreasonably refuse to incorporate Maxtor's engineering changes into the Products.

            2.14.4 Unforeseen Changes. In the event of a serious and unforeseen safety or technical problem with the Products provided under this Agreement, an emergency engineering change may be required. Such problem may or may not result in the Products failing to meet the applicable Specifications. Maxtor and TI shall mutually agree as to the resolution of such problems.

            2.14.5 Impacts. In the event an engineering change is implemented, the applicable Specifications will be amended as required and the Product will be subject to requalification. In the event any Maxtor required engineering change directly causes a negative financial impact to TI due to incorporation of such change into a Product, the parties agree to promptly meet to discuss fair allocation of such financial impact. TI agrees to use its reasonable efforts to notify Maxtor of such financial impact prior to incorporation of such engineering change, and in any event, notify Maxtor as soon as TI becomes aware of such impact. Maxtor will determine whether the Product must be requalified in whole or in part as a result of any engineering change.

        2.15 Shortages. TI agrees that in the event of a shortage of capacity or material that will affect the supply of the Product, Maxtor's Order(s), subject to normal lead-time requirements, shall always be filled according to an allocation plan at least as favorable as those provided to all other TI customers with similar or lesser quantity forecasts and Orders, purchasing under similar conditions. TI shall provide Maxtor with as much notice as possible if it anticipates or has reason to believe that TI's output of the Product will not be sufficient to meet all of Maxtor's requirements for any period.

                       ARTICLE III - INTELLECTUAL PROPERTY

3.1     Confidentiality.

            3.1.1 Confidential Information. "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduce to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as expressly set forth in this Agreement or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information and shall not disclose such Confidential Information to any third person except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations at least as protective as those set forth in this Agreement. Each of the parties shall use the same procedures and degree of care which its uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure or misuse of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care. The party disclosing an item of Confidential Information shall be the Discloser ("Discloser"), and the party receiving an item of Confidential Information shall be the Receiver ("Receiver"). Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

                (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known and available in the public domain through no fault of Receiver;

                (ii)    was known to Receiver at the time of disclosure;

                (iii) is disclosed with the prior written approval of Discloser;

                (iv) was independently developed by Receiver without any use of the Confidential Information;

                (v) becomes known to Receiver from a source other than the Discloser without breach of this Agreement by Receiver and otherwise not in violation of the Discloser's rights;

                (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided that Receiver shall provide prompt, advanced notice to Discloser;

                (vii) is disclosed by Discloser to a third party without obligation of confidentiality.

            3.1.2 Use of Confidential Information. Notwithstanding any termination, expiration, or cancellation under this Agreement, Receiver will not use the Confidential Information for a period of three (3) years, for any other purpose than pursuing the transactions and relationship contemplated by this Agreement.

            3.1.3 Term of Nondisclosure Obligation. Notwithstanding the term of this Agreement, the obligations of TI and Maxtor under this Agreement with respect to any

Confidential Information shall continue for a period of three (3) years after the date of disclosure of the Confidential Information.

            3.1.4 Export Controls. Recipient agrees that it will not knowingly

                (i) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration regulations) received under this Agreement to,

                (ii)    disclose such technical data for use in, or

                (iii) export or re-export, directly or indirectly, as any direct product of such technical data to, any destination to which such export or re-export is restricted or prohibited by U.S. law, without obtaining prior authorization from the U.S. Department of Commerce.

        3.2 Publicity. Neither party shall publicly announce or disclose the existence of this Agreement or its terms and conditions, or advertise or release any publicity or press release regarding this Agreement, without the prior written consent of the other party. Nothing in this Agreement shall limit a party from making such disclosures as are required by law or court order, provided notice of such disclosures is given to the other party.

                            ARTICLE IV - LIABILITIES

4.1 Compliance with Laws. Each party shall, in the performance of work or services under this Agreement, fully comply with all applicable national, state, and local laws, rules, regulations, and ordinances.

        4.2     Infringement Indemnity.

            4.2.1 TI shall defend any proceeding brought against Maxtor insofar as the proceeding is based on a claim that any Products manufactured and supplied by TI to Maxtor directly infringes any duly issued United States, European Union or Japan patent, copyright or trademark and TI shall pay all damages and costs finally awarded therein against Maxtor, provided that TI is promptly informed and furnished a copy of each communication, notice or other action relating to the alleged infringement and is given authority, information and assistance (as TI's expense) necessary to defend or settle the proceeding. TI shall not be obligated to defend or be liable for costs and damages if the infringement arises out of compliance with Maxtor's specifications, or from a combination with, an addition to, or a modification of the Products after delivery by TI, or from use of the Products, or any part thereof, in the practice of a process. Subject to Section 4.2.2 below, TI's obligations hereunder shall not apply to any infringement occurring after Maxtor has received notice of such proceeding or other communication alleging the infringement unless TI has given written permission for such continuing infringement.

            4.2.2 If the Products manufactured and supplied by TI to Maxtor shall be held to infringe any United States, European Union or Japan patent, copyright or trademark, and Maxtor shall be enjoined from using same, or if TI discontinues shipment pursuant to
Section 4.2.3 below, TI will exert all reasonable efforts, at its option and at its expense, to:

                (a) procure for Maxtor the right to use such Products free of any liability for patent infringement, or

                (b) replace such Products with a noninfringing substitute otherwise complying substantially with all requirements of this Agreement, or

                (c) refund the purchase price and the transportation costs of such Products.

            4.2.3 If the infringement by Maxtor is alleged prior to completion of delivery of the Products under this Agreement, TI may decline to make further shipments without being in breach of this Agreement. If TI has not been enjoined from selling the Products to Maxtor, Maxtor may opt for TI to continue shipments whereupon the obligations herein stated with respect to TI shall reciprocally apply to Maxtor. This obligation by Maxtor shall include, but is not limited to, all damages awarded under 35 U.S.C. Sections 284 and 285.

            4.2.4 THE SALE BY TI OF THE PRODUCTS ORDERED HEREUNDER DOES NOT GRANT TO, CONVEY OR CONFER UPON MAXTOR OR MAXTOR'S CUSTOMERS, OR UPON ANYONE CLAIMING UNDER MAXTOR A LICENSE, EXPRESS OR IMPLIED, UNDER ANY PATENT RIGHT, COPYRIGHT, MASK WORK RIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT OF TI COVERING OR RELATING TO ANY COMBINATION, MACHINE OR PROCESS IN WHICH SAID PRODUCTS MIGHT BE OR ARE USED. THE FOREGOING STATES THE SOLE LIABILITY OF THE PARTIES FOR INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, IN REGARD THERETO.

        4.3 Insurance. TI shall maintain commercial general liability insurance in appropriate amounts and shall furnish proof of such insurance to Maxtor upon request.

        4.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY AGREEMENT, UNDERTAKING, OR PERFORMANCE THAT MAY BE PROMISED, PERFORMED, OR EXECUTED TO IMPLEMENT THIS AGREEMENT.

                         ARTICLE V - DISPUTE RESOLUTION

5.1 Escalation.The parties agree that any material dispute between the parties relating to this Agreement will be submitted to a panel of two senior executives of Maxtor and TI. Either party may initiate this proceeding by notifying the other party pursuant to the notice provisions of this Agreement. Within five (5) days from the date of receipt of the notice, the parties' executives shall confer (via telephone or in person) in an effort to resolve such dispute. Each party's executives shall be identified by notice to the other party, and may be changed at any time by notice.

        5.2 Choice of Law. This Agreement and any agreement, undertaking, or performance that may be promised, performed, or executed to implement this Agreement shall be governed by and construed under the laws of the State of California, as they apply to agreements made between residents of California for performance solely within California. The parties expressly agree that this Agreement and any agreement, undertaking, or performance that may be promised, performed, or executed to implement this Agreement shall not be subject to and shall not be interpreted by the United Nations Convention on Contracts for the International Sale of Goods.

        5.3 Limit of Time to Bring Action. No actions, regardless of form, arising out of this Agreement, may be brought by either party more than two (2) years after such actions arose, or in the case of nonpayment, more than two (2) years from the date the last payment was due.

                              ARTICLE VI - GENERAL

6.1 Term and Termination.

            6.1.1 Term. This Agreement shall become effective on the Effective Date and shall remain in force until the Termination Date, and on and effective the Termination Date this Agreement shall terminate.

            6.1.2 Renewal. The parties may agree in writing to extend this Agreement for one or more terms of one (1) year.

            6.1.3 Termination for Convenience. Maxtor may terminate this Agreement at any time for any reason or no reason upon giving written notice of termination to TI. Upon receipt of such notice, TI shall immediately cease to incur expenses pursuant to this Agreement that has been terminated unless otherwise directed in the termination notice. TI shall also take all reasonable steps to mitigate the cost to Maxtor for terminating this Agreement. Within sixty (60) days from the date of notice, TI shall notify Maxtor of costs directly incurred under this agreement up to the date of termination. In no event shall such cost exceed the unpaid balance due:

                (i) for conforming material delivered prior to receipt of Maxtor's termination notice; and

                (ii) on purchase orders previously issued in conformance with this Agreement.

In addition to the foregoing, in the event that this Agreement is terminated pursuant to Section 6.1, Maxtor's entire liability shall be to purchase all finished goods, die bank inventory work in progress, and Maxtor unique materials that have been purchased within lead time by TI to fulfill Maxtor's Order(s), at the costs shown in the table below:

                  COST OF GOODS SOLD*
                  Work-in-Progress/Finished Die                    65%

                  Assembly/Test/Finished Goods                    100%

Percentages are of the costs of goods sold charged to Maxtor at the time of termination.

            6.1.4 Termination for Cause. This Agreement shall be terminated for cause:

                (i) If either party materially defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) calendar days, the Agreement will be terminated at the end of that period and such termination shall not prejudice or limit either party's remedies; or

                (ii) If either party violates any intellectual property, confidentiality, or license provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party of such violation and of immediate termination and the Agreement will be terminated when such notice is given and such termination shall not prejudice or limit either party's remedies; or

                (iii)   Upon:

                        (a) the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts; or

                        (b) either party's making an assignment for the benefit of creditors; or

                        (c)     either party's dissolution,

this Agreement shall terminate immediately without notice and shall be deemed to have been terminated by the party not so affected and such termination shall not prejudice or limit either party's remedies.

            6.1.5 Duties Upon Termination. Upon any termination or expiration of this Agreement:

                (i) neither party shall retain any copies of any Confidential information which may have been entrusted to; and

                (ii) neither party shall be liable to the other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or good will of Maxtor or TI, or for any other reason growing out of such termination.

            6.1.6 Survival. The terms of this Agreement which by their nature may survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

        6.2     General.

            6.2.1 Assignment. Neither party shall transfer or assign its rights under this Agreement directly or indirectly including without limit in the cases of merger, acquisition of greater then fifty percent (50%) ownership or control interest in such party by any party, or sale of its assets, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Subject to the above sentence, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. Any purported assignment of this Agreement by a party without the prior written consent of the other party shall be void.

            6.2.2 Consents. No consent required to be given under this Agreement shall be unreasonably withheld.

            6.2.3 Counterparts. This Agreement shall be prepared in two identical and original counterparts and both of which together shall be one and the same instrument and either of which may be used for purposes of proof.

            6.2.4 Cumulation of Remedies. All remedies available to either party under this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

            6.2.5 Independent Parties. Persons furnished by each party shall be solely the employees or agent of such party and shall be under the sole and exclusive direction and control of the furnishing party. They shall not be considered employees of the other party for any purpose. Each party shall remain an independent contractor and shall be responsible for compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each party shall also be solely responsible for payment of taxes, including federal, state and municipal taxes, chargeable or assessed with respect to its employees, such as social security, unemployment, worker's compensation, liability insurance and federal and state withholding. Neither party nor its employees, officers, directors, or agents shall hold itself out as the agent, employee, legal partner, or joint venturer of the party, and shall make no commitment or engagement on the account of or on behalf of the other party.

            6.2.6 Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the nonperforming party. In the event of any delay caused by such contingency, the delayed party may defer any performance or delivery prevented by the force majeure condition for a period equal to the time lost by reason of such delay, provided, however, that the delayed party promptly commences and reasonably and diligently pursues actions to cure or circumvent such cause. Whenever any cause delays or threatens to delay the timely performance of this Agreement, TI shall immediately notify Maxtor of all relevant information with respect to such cause. If TI is delayed in any performance or delivery by more than thirty (30) days, Maxtor may terminate the delayed performance or delivery or this Agreement and such termination shall not be a breach of this Agreement and shall be without penalty.

            6.2.7 Governing Language. English shall be the language of this Agreement and the English language shall govern all disputes, performance and interpretations.

            6.2.8 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement and shall not affect the interpretation of this Agreement.

            6.2.9 Joint Work Product. The parties further acknowledge that they have thoroughly reviewed this Agreement and bargained over its terms and that for convenience, Maxtor has written down the terms of this Agreement. Accordingly, this Agreement shall be construed without regard to the party or parties for its preparation and shall be deemed to have been prepared jointly by the parties.

            6.2.10 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given if delivered by hand or if sent by courier with a receipt requested or by registered air mail, postage prepaid, addressed to Maxtor or to TI, as the case may be, at the addresses first set forth above or to such other address as may be furnished for such purpose by notice duly given under this Agreement. Such notice shall be deemed to have been given when delivered by hand or five (5) days after deposit with the courier or mail service. Any party may change its address for such communications by giving such notice to the other party in conformance with this section.

            6.2.11 Severance. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate any term held invalid and to be bound by the mutually agreed substitute provisions.

            6.2.12 Time. The words day, month, quarter, year, and the like shall mean calendar day, month, quarter, year, and the like, unless expressly provided to the contrary.

            6.2.13 Waiver. The failure of any party to this Agreement at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's available remedies or right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise (in any one or more instances) shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or of any remedy or as a waiver of any other condition or as a breach of any other term, covenant, representation or warranty of this Agreement.

                             ARTICLE VII - EXECUTION

        7.1 Entire Agreement. The terms and conditions of this Agreement are the entire agreement between the parties and supersede all previous agreements, proposals, and understandings, whether oral or written, between the parties with respect to the subject matter of this Agreement (except for confidentiality agreements governing the exchange of information prior to the Effective Date which shall continue to govern periods prior to the Effective Date) and no agreement or understanding varying or extending the same shall be binding upon either party unless in a written document signed by both parties. This Agreement shall supersede all inconsistent or additional terms contained in any future purchase orders, sale acknowledgments or other similar documents delivered by the parties.

        7.2 Execution. This Agreement shall not be effective until it has been executed by TI and accepted by an authorized representative of Maxtor at a principal place of business.

        7.3 Electronic Execution. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement shall be equivalent to original documents until such time as original documents are completely executed, produced, and delivered, and in the event of the use of Transmitted Copies, each party shall use its reasonable efforts, at its own to expense, to execute, produce, and deliver original copies. "Transmitted Copies" shall mean copies which are reproduced or transmitted via photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

           In witness whereof, the parties have executed this Agreement as of the Effective Date.

MAXTOR CORPORATION                        TI


By:    /s/ DA Wickersham                  By:     /s/ Jeffrey S. McCreary
   ----------------------------              -----------------------------------
          (signature)                                    (signature)


         DA Wickersham                               Jeffrey S. McCreary
-------------------------------           --------------------------------------
         (print name)                                   (print name)


        VP, Materials                                  Vice President
-------------------------------           --------------------------------------
         (title)                                         (title)

                                    EXHIBIT A

                              PRODUCTS AND PRICING

ITEM       TI REFERENCE                                                % OF BUSINESS   LEAD-TIME   PRICE                TIME
----       ------------                                                -------------   ---------   -----                ----
[*]


[*] IDENTIFIES REDACTED MATERIAL DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                               BUSINESS AGREEMENT



                               MAXTOR CORPORATION
                               BUSINESS AGREEMENT
                                   NO. TXN002

                              ADDENDUM TO EXHIBIT A

                              PRODUCTS AND PRICING

                               REASON FOR ADDENDUM

ITEM             TI REFERENCE        % OF BUSINESS        LEAD-TIME            PRICE                TIME           (UPDATE OR ADD)
----             ------------        -------------        ---------            -----                ----           ---------------




Comments:

OFFER EXPIRATION DATE FOR QUOTATION



TERMS AND CONDITIONS

Upon signing of this document by both TI and Maxtor, the above pricing will be added to the Maxtor Business Agreement (#TXN002) as shown and will be subject to all terms and conditions included therein. If this document is not signed by both TI and Maxtor by the expiration date shown above, then the offer is invalidated and will have to be re-quoted.

MAXTOR CORPORATION                        TI


BY:                                       BY:
   ----------------------------              -----------------------------------
          (signature)                                    (signature)


-------------------------------           --------------------------------------
         (print name)                                   (print name)


-------------------------------           --------------------------------------
         (title)                                         (title)